Question 7.c)
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Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

                                                                  Is this the
Series                                                            last filing
Number               Series Name                                for this series?
                                                                   (Y or N)
127   Goldman Sachs Rising Dividend Growth Fund                       N



* Please refer to the Semi-Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the funds.